EXHIBIT (a)(3)
                          Notice of Guaranteed Delivery

                                       For

                          Tender of Any and All of the

                              Limited Partner Units

                                       in

                         HALLWOOD REALTY PARTNERS, L.P.



     As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if (1) certificates representing limited partner units (the "Units"), of Hallwood Realty Partners, L.P., a Delaware limited partnership (the "Partnership"), are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be transmitted by facsimile transmission, mail or overnight delivery to the Depositary or delivered by hand. Please see Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                     American Stock Transfer & Trust Company

                             Facsimile Transmission
                                 (718) 234-5001

                              Confirm by Telephone
                                 (718) 921-8200
                            Toll-Free: (800) 937-5449

    By Hand:                 By Overnight Courier:       By Mail:
   59 Maiden Lane            59 Maiden Lane             59 Maiden Lane
New York, New York 10038     New York, New York 10038   New York, New York 10038


DELIVERY  OF  THIS  NOTICE  OF  GUARANTEED   DELIVERY  TO  AN  ADDRESS,  OR
TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

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Ladies and gentlemen:

     The undersigned hereby tenders to High River Limited Partnership, a Delaware limited partnership, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 1, 2003 (the "Offer to Purchase"), and the related Letter of Transmittal (including the Instructions thereto, as it may be supplemented or amended from time to time (the "Letter of Transmittal" which, collectively with the Offer to Purchase, constitute the "Offer") receipt of which is hereby acknowledged, the number of Units set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Units:______________________________________________

Certificate Nos. (if available):_____________________________________

Name(s) of Record Holder(s):_____________________________________

(Please Type or Print)
Address(es) of Registered Holder(s) including Zip Code:

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Daytime Telephone Number                 Signature(s):           Dated
(including Area Code)
                                                                ________,2003
(   )     -
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If Units will be tendered by book-entry transfer:


Account Number at Book-Entry Transfer Facility:  _____________________________


                                    GUARANTEE
                    (Not To Be Used For Signature Guarantee)

     The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agent Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchanges Medallion Program, or is otherwise an "Eligible Guarantor Institution," as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (1) that the above named person(s) "own(s)" the Units tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of Units complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the Units tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Units, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three (3) American Stock Exchange trading days (as defined in the Offer to Purchase) after the date hereof.

     The undersigned that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Units to the Depositary within the time period shown herein. Failure to do so could result in financial loss to the undersigned.

Name of Firm:


AUTHORIZED SIGNATURE

Name: ---------------------------------------------------
                           (Please Type or Print)

Title: --------------------------------------------------


Address: --------------------------------------------------

Zip Code  -----------------------------------

Area Code and Telephone Number:  ----------------------------------



Dated: ----------------------, 2003


NOTE: DO NOT SEND CERTIFICATES FOR UNITS WITH THIS NOTICE. CERTIFICATES FOR UNITS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.